Exhibit 21.1

List of Subsidiaries

                 COMFORCE Corporation - DE

                  1.  COMFORCE Telecom, Inc. - DE
                       a. Sumtech, Inc. - DE

                  2.  COMFORCE Technical Services, Inc. - DE
          .            a. Project Staffing Support Team, Inc. - AZ

                  3.  COMFORCE Information Technologies, Inc. - DE

                  4.  COMFORCE IT Acquisition Corp. - DE

                  5.  RHO Acquisition Company - DE
                       a. RHO Company Incorporated - WA